EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of PRG-Schultz International, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James B. McCurry, President and Chief Executive Officer of the Company and I, Peter Limeri, Executive Vice President-Finance, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 10, 2008	By:	/s/ JAMES B. MCCURRY James B. McCurry
President, Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

March 10, 2008	By:	/s/ PETER LIMERI Peter Limeri
Chief Financial Officer and Treasurer
(Principal Financial Officer)